EXHIBIT 10.12
Form of Voting Common Stock Purchase Warrant
NEITHER THIS WARRANT NOR ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.
AXCESS INTERNATIONAL, INC.
Voting Common Stock Purchase Warrant
The following recitals are true and constitute the basis for this Warrant:
A.	This Warrant is issued to or their successors in interest, assigns or transferees (collectively, the “Warrant Holder”), in consideration for their Participation in the 2006 Preferred Equity transactions by Axcess International, Inc., a Delaware corporation (the “Company”).;

B.	The total number of shares of the Company’s Voting Common Stock (as defined in Section 9(a) hereof) (the “Warrant Shares”) to be issued to the Warrant Holder is shares (*** ***); and

C.	This Warrant shall be exercisable at any time and from time to time on or prior to the May 31, 2011.

D.	This Warrant shall be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least 20 consecutive trading days. The Company shall notify the holder and the holder shall have twenty (20) business days to acknowledge and fund the exercised of the warrant.
     THIS CERTIFIES THAT, for value received, the Warrant Holder is entitled to purchase from the Company,                      Warrant Shares at the exercise price of Two Dollars and No Cents ($2.00) per share (the “Exercise Price”).
Section 1. Exercise of Warrant.
     The rights represented by this Warrant may be exercised by the Warrant Holder, in whole or in part, by delivering to the Company a duly executed notice of exercise in the form of ANNEX A hereto and delivering a check payable to (or wire transfer to the account of) the Company in an amount equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised (such product, the “Total Exercise Price”). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of a duly executed notice of exercise together with the amount (in cash) payable upon exercise of this Warrant and, as of such moment, (i) the rights of the Warrant Holder, as such, with respect to the number of Warrant Shares as to which this Warrant is being exercised shall cease, and (ii) such Warrant Holder shall be deemed to be the record holder of the shares of Voting Common Stock issuable upon such exercise. As soon as practicable after the exercise, in whole or in part, of this Warrant, and in any event within 10 business days thereafter, the Company at its expense (including the payment by it of any applicable issuance or stamp taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Voting Common Stock to which the Warrant Holder shall be entitled upon such exercise. In the event of partial exercise of this Warrant, the Warrant need not be delivered to the Company; provided that the Warrant Holder agrees to make a notation of such partial exercise and, if applicable, surrender on the Warrant. If this Warrant is delivered to the Company, the Company shall issue and deliver to the Warrant Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.
Section 2. Investment Representation.
     By accepting this Warrant, the Warrant Holder represents that the Warrant Holder is acquiring this Warrant for investment purposes and will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration.
Section 3. Validity of Warrant and Issue of Shares.
     The Company represents and warrants that this Warrant has been duly authorized and validly issued and covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
     The Company shall not be required upon the exercise of this Warrant to issue any fraction of shares, but shall make any adjustment therefore by rounding the number of shares obtainable upon exercise to the next highest whole number of shares.
Section 4. Transfer of Rights.
     This Warrant is transferable in whole or in part, at the option of the Warrant Holder, upon delivery of a duly executed Warrant Assignment Form in the form annexed as ANNEX B hereto. The Company shall execute and deliver a new Warrant or Warrants in the form of this Warrant with appropriate changes to reflect the issuance of subsequent Warrants in the name of the assignee or assignees named in such instrument of assignment, and if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant shall promptly be canceled. Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder, and any new Warrant or Warrants issued shall be dated the date hereof. The term "Warrant” as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. The Warrant Holder (and not the Company) will be responsible for any stamp, transfer or other taxes payable on any such transfer.
Section 5. Lost, Mutilated or Missing Warrant.
     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like denomination and date.
Section 6. Rights of Warrant Holder.
     The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.
Section 7. Successors.
     All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.
Section 8. Miscellaneous.
     (a) This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware.
     (b) The caption headings used in this Warrant are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.
Section 9. Notices.
     Any notice pursuant to this Warrant shall be effective if sent by first class mail, postage prepaid, or delivered by facsimile transmission, addressed as follows:
     If to the Company, then to it at:
                    Axcess International Inc.
                    3208 Commander Drive
                    Dallas, Texas 75006
                    Attention: Chief Financial Officer
                    Facsimile No.: (972) 407-9085
     (or to such other address as the Company may have furnished in writing to the Warrant Holder for this purpose); and
     If to the Warrant Holder, then to it at such address as such Warrant Holder may have furnished in writing to the Company for this purpose.
     IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Warrant to be signed by its President and Chief Executive Officer and attested by its Secretary or Assistant Secretary as of the date set forth below.

AXCESS INTERNATIONAL INC.
By:
Allan Frank, Chief Financial Officer